Exhibit 99.1

Ipsen and Tercica Complete Worldwide

Strategic Collaboration Agreement in Endocrinology

PARIS, France and Brisbane, CaIifornia, October 16, 2006 – Ipsen (Euronext: IPN) and Tercica, Inc. (Nasdaq: TRCA) today announced the closing of their worldwide strategic collaboration agreement in endocrinology. The transaction was finalized on October 13, 2006 following approval by Tercica stockholders at a special meeting of stockholders held on October 12, 2006.

Jean-Luc Bélingard, Chairman and CEO of Ipsen, and John A. Scarlett, M.D., President and CEO of Tercica, issued a joint statement: “We are pleased to announce the official launch of a global collaboration in endocrinology that will enable our companies to create a global care solution to patients suffering from growth and other endocrine disorders. We are confident that our collaboration will enhance the business prospects of both companies and create value for our shareholders.”

Under terms of the collaboration announced on July 18, 2006, Ipsen has granted Tercica exclusive rights to sell Somatuline® Autogel®, a leading product in the European acromegaly market, in the United States, subject to approval by the U.S. Food and Drug Administration (FDA), and in Canada. Tercica has granted Ipsen exclusive rights to sell Increlex™, a leading product in the United States for the treatment of short stature associated with severe Primary IGF-1 deficiency (Primary IGFD), in all regions of the world except the United States, Japan, Canada, Taiwan and certain countries of the Middle East and North Africa, subject to approval by relevant regulatory authorities.

Ipsen has acquired 12,527,245 newly issued shares at US$6.17 per share of Tercica common stock representing a 25% stake on a non-diluted basis as well as a warrant to purchase 4,948,795 shares of Tercica common stock. Tercica has also issued a convertible note for approximately $25 million to Ipsen offsetting the upfront payments to Ipsen for the U.S. and Canadian rights to Somatuline® Autogel®. Upon FDA approval of Somatuline® Autogel® for the targeted product label, Tercica will issue to Ipsen two additional convertible notes, giving Ipsen the ability to increase its equity ownership in Tercica to approximately 40% on a fully diluted basis. Funds from the first additional convertible note will be used by Tercica to finance its U.S. approval-based milestone payment for Somatuline® Autogel®, while funds from the second additional convertible note will be used for working capital.

For Ipsen, this transaction represents a major step forward in the implementation of its North American strategy for Somatuline® Autogel® and significantly enhances its endocrinology portfolio with the combination of Somatuline®, NutropinAq® and Increlex™. This transaction also allows Ipsen to start building a presence in endocrinology in North America, and represents a major opportunity to develop a powerful platform for growth in this region. For Tercica, this transaction provides an attractive late-stage product for the treatment of acromegaly. Tercica also gains access to Ipsen’s endocrinology pipeline, which includes two promising pre-clinical compounds that could enter clinical development as early as 2007. Additionally, Ipsen will provide Tercica with a very strong partner that will commercialize Increlex™ in the European Union and other global markets. It also provides Tercica with a net cash infusion of $90 million1, and potentially up to an additional $34 million2, thus significantly strengthening its balance sheet.

[1]	$77.3 million from its newly issued shares and $12.7 million (based on current exchange rates) from the upfront Increlex licensing payment.
[2]	$18.8 million (based on current exchange rates) upon approval of the Increlex™ Medical Marketing Application in the European Union for the targeted product label and $15.0 million upon FDA approval of Somatuline® Autogel® through the issuance of the third Convertible Note.

Additional terms of the collaboration give Ipsen the right to appoint two members to Tercica’s nine-member board of directors, replacing two current directors. In conjunction with completion of the transaction, Tercica entered into a rights agreement implementing a stockholder rights plan, which was approved by the stockholders at the special meeting held on October 12, 2006, and announced the resignation of Michael Astrue and Thomas G. Wiggans from its board of directors. On October 13, Tercica’s Board of Directors appointed Jean-Luc Belingard and Christophe Jean, respectively Chief Executive Officer and Chief Operating Officer of Ipsen to replace these directors. Tercica thanks the former board members for their service and many contributions to the company.

About Tercica

Tercica is a biopharmaceutical company committed to improving endocrine health by partnering with the endocrine community to develop and commercialize new therapeutics for short stature and associated metabolic disorders. For further information on Tercica, please visit www.tercica.com.

About Ipsen

Ipsen is a European pharmaceutical group with over 20 products on the market and a total worldwide staff of nearly 4,000. The Company’s development strategy is based on a combination of products in targeted therapeutic areas (oncology, endocrinology and neuromuscular disorders), which are growth drivers and primary care products which contribute significantly to its research financing. This strategy is also supported by an active policy of partnerships. The location of its four R&D centers (Paris, Boston, Barcelona and London) gives the Group a competitive edge in gaining access to leading university research teams and highly qualified personnel. In 2005, Research and Development expenditure reached €169 million, i.e. 20.9% of consolidated sales, which amounted to €807 million in the Group’s pro forma accounts set up according to the IFRS. Nearly 700 people in R&D are dedicated to the discovery and development of innovative drugs for patient care. Ipsen’s shares are traded on Segment A of Eurolist by Euronext (stock code: IPN, ISIN code: FR0010259150). Ipsen’s internet website is www.ipsen.com.

Ipsen’s forward-looking statements

The forward-looking statements and targets related to Ipsen contained herein are based on Ipsen’s management’s current views and assumptions. Such statements involve known and unknown risks and uncertainties, including with respect to products, markets, investments or acquisitions that may cause actual results, performance or events to differ materially from those anticipated herein. In particular, a number of products that the Group is developing are still at the very first stages of development and the Group cannot be certain that these products will be approved by the competent regulatory authorities and that they will be successfully marketed. If the products that the Group is developing are not approved during clinical and pre-clinical trials or if they are not approved thereafter by the regulatory authorities, this will have a negative impact on the growth of the Group. Several years can elapse before a product is approved and it may be that the Group will fail to launch some of its new products on the market. A new product can also appear to be promising at a preparatory stage of development or after clinical trials but never be launched on the market or be launched on the market but fail to sell.

Ipsen expressly disclaims any obligation or undertaking to update or revise any forward-looking statements, targets or estimates contained in this press release to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based unless so required by applicable law. Ipsen’s business is subject to the risk factors outlined in its information documents filed with the French Autorité des marchés financiers.

Tercica’s forward looking statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning the company’s prospects and results, including statements relating to: the Company’s business prospects arising from the proposed transaction with Ipsen, including the achievement of milestones; approval for Increlex™ and Somatuline® Autogel® by relevant regulatory authorities; and potential development of additional products. Because Tercica’s forward-looking statements are subject to risks and uncertainties, there are important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following risks and uncertainties: (i) Somatuline® Autogel® might never achieve marketing approval for the targeted indication, or any indication, in the United States on a timely basis, or at all; (ii) the Increlex Medical Marketing Authorization in the EU may not be approved; (iii) none of Ipsen’s pipeline products may ever achieve marketing approval; and (iv) the risks and uncertainties disclosed from time to time in reports filed by Tercica with the SEC, including most recently Tercica’s Form 10-Q for the quarter ended June 30, 2006 filed with the SEC on August 9, 2006. Tercica disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based unless so required by applicable law.

For further information:

Ipsen

David Schilansky, Investor Relations Officer

Tel.: +33 (0)1 44 30 43 88 - Fax: +33 (0)1 44 30 43 21

e-mail: david.schilansky@ipsen.com

Didier Véron, Director of Public Affairs and Corporate Communications

Tel.: +33 (0)1 44 30 42 38 - Fax: +33 (0)1 44 30 42 04

e-mail: didier.veron@ipsen.com

Tercica

Fredrik Wiklund, Senior Director, Investor Relations and Corporate Development

Tel.: +1 650-624-4992

e-mail: fredrik.wiklund@tercica.com

Kathleen Rinehart, Director, Public Relations

Tel.: +1 650-624-4948

e-mail: kathleen.rinehart@tercica.com

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